EXHIBIT 99.2

Envirosystems, Inc.
Comparative Financial Statements

BALANCE SHEET

ASSETS	9/30/2005
Current Assets
Cash and Equivalents	$50,598
Accounts Receivable, Net of Allowances	36,280
Inventories	242,609
Prepaid Expenses and other current assets	12,030
Total Current Assets	341,517

Property and Equipment, at Cost
Machinery and Equipment	44,357
Office and Laboratory Equipment	155,593
Capitalized Software	131,843
331,793
Less Accumulated Depreciation	(229,568)
Property and Equipment, Net	102,225

Other Assets
Product Development, Less accumulated amortization of	639,176
$163,976 September 30, $153,937 June 30 and
$143,898 March 31, 2005 respectively
Trade Secrets	1,400,000
Deposits	10,976
Total Other Assets	2,050,152
Total Assets	$2,493,894

LIABILITIES and SHAREHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities
Notes Payable	1,620,000
Non-Convertible Debt	380,399
Accounts Payable	546,479
Accrued Expenses	303,797
Due to Officers	0
Total Current Liabilities	2,850,675

Convertible Debt	62,638

Shareholders' Equity (Deficiency)
Preferred Stock - $.50 par value	1,272,486
Authorized - 10,000,000 shares; 2,544,972 issued and outstanding
Common Stock - $.50 par value	1,710,892
Authorized - 25,000,000 shares; 3,421,784 issued and outstanding
Additional Paid-in Capital, including warrants of $8,313	11,333,904
Treasury Stock at Cost
Preferred - 20,500 shares	(60,500)
Common - 2,400,000 shares	(10,000)
Deficit	(14,666,201)
Total Shareholders' Equity (Deficiency)	(419,419)
Total Liabilities and Shareholders' Equity	$2,493,894

The accompanying notes are an integral part of these financial statements

Envirosystems, Inc.
Comparative Financial Statements

STATEMENTS OF OPERATIONS

	Six Months Ended
	Sep 30, 2005	Sep 30, 2004

Revenues - Net	$221,251	$365,079

Cost of Goods Sold	211,593	359,366
Gross Profit (Loss)	9,658	5,713

Operating Costs:
Marketing	5,706	107,547
Sales	71,469	205,092
Product Development	47,180	177,000
Corporate and Business Development	(93,082)	352,336
Finance and Administration	128,939	248,233
Total Operating Costs	160,212	1,090,208

Profit (Loss) from Operations	(150,554)	(1,084,495)

Other:
Interest Income	426	168
Loss on Disposition of Assets	0	0
Interest Expense	(63,387)	(34,255)
Total Other	(62,961)	(34,087)

California Franchise Tax	800	800
Net Profit (Loss)	($214,315)	($1,119,382)

Profit (Loss) per share - Basic	($0.06)	($0.31)

Profit (Loss) per share - Diluted	($0.06)	($0.31)

Weighted average number of shares outstanding
Basic	3,690,151	3,624,615
Diluted	3,690,151	3,624,615

The accompanying notes are an integral part of these financial statements

Envirosystems, Inc.
Comparative Financial Statements

STATEMENTS OF CASH FLOWS

	Six Months Ended
	Sep 30, 2005	Sep 30, 2004

Cash Flows from Operating Activities:
Net Profit (Loss)	($214,315)	($1,119,382)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and Amortization	46,860	49,106
Deposits	(8,318)	(375)
Accounts Receivable	28,309	(36,437)
Inventories	49,623	55,062
Prepaid Expenses & other Current Assets	17,225	(6,676)
Accounts Payable	52,291	(18,208)
Accrued Expenses	(346,801)	22,869
Total Adjustments	(160,811)	65,341

Net cash used in operating activities	(375,126)	(1,054,041)

Cash Flows used in investing activities:
Net Property Sales	0	(2,659)

Cash Flows from financing activities:
Increase (decrease) in due to officers	(68,389)	(25,866)
Issuance of preferred and common stock	0	510,124
Issuance of preferred stock warrants	0	(18,450)
Increase in Notes Payable	461,128	606,554
Net Cash provided by financing activities	392,739	1,072,362

Net increase (decrease) in cash and cash equivalents	17,613	15,662
Cash and Equivalents - beginning of period	32,985	59,522
Cash and Equivalents - end of period	$50,598	$75,184

The accompanying notes are an integral part of these financial statements

NOTES TO INTERIM, UNAUDITED
FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

Note1 - ORGANIZATION OF BUSINESS.

(a)	Organization and Presentation of Financial Statements:

Envirosystems, Inc. was incorporated in the State of Nevada in April, 1996. The Company conducts its operations from its headquarters in Santa Clara, California. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a deficit of $14,666,201 and a working capital deficiency of $2,509,148 at September 30, 2005. In addition, the Company has a stockholders’ deficiency of $419,419 at September 30, 2005. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties. Managements’ efforts have been directed toward the development, licensing and implementation of a plan to generate sufficient revenues in the infection control products business to cover all of its present and future costs and expenses. In addition, the Company plans to obtain sufficient capital investment and other financing for current and future working capital purposes to enable it to expand its product lines and to increase its product sales in its target markets.

(b)	Principal Business Activities:

The Company provides infection control products on an international basis through both direct sales and channels of distribution. While the Company’s current focus is on the health care market, products are also sold to transportation, military and industrial/institutional markets. Company products are manufactured utilizing nano-emulsion technology, which makes the products effective against a broad spectrum of harmful organisms while being safe to people, equipment and habitat.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

(a)	Basis of Presentation:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In the Opinion of management, the financial statements contain all adjustments (consisting only of normal accruals) necessary to present fairly the financial position of the Company as at September 30, 2005 and the results of operations, and cash flows for the six month period ending September 30, 2005 and 2004.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (Continued)

(b)	Revenue Recognition:

The Company recognizes revenues and related costs when the Company’s goods are shipped to its customers. Provisions for returns and allowances are recognized in the period the related sales occur.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Estimates which are based on reasonable assumptions are used for, but not necessarily limited to, allowances for doubtful accounts and sales returns, accrued employee benefits, inventory provisions and the original trade secret valuation. Estimates and assumptions are reviewed periodically and the effects of the revisions are reflected in the financial statements. Changes from those estimates may affect amounts reported in the future.

(d)	Concentration of Risks:

Financial instruments that potentially subject the Company to concentrations of risks are principally cash and cash equivalents which often exceed the federal depository insurance limit. The Company places its cash and cash equivalents with high quality financial institutions and believes it is not exposed to any significant credit risk. Substantially all of the Company’s products were sold to approximately ten customers during the six month period ended September 30, 2005 and 2004. The Company currently subcontracts substantially all of its manufacturing processes to two major vendors.

(e)	Non-Monetary Transactions:

The accounting for non-monetary transactions is based on the fair value of the services involved. Non-monetary transactions as recorded by the Company have been limited to the exchange of services rendered to the Company and the conversion of debt through January 2005 in exchange for the Company’s preferred convertible stock at $5.00 per share in the and to the initial trade secret valuation. There were no non-monetary transactions from February 1, 2005 through September 30, 2005

(f)	Accounts Receivable:

Accounts receivable arise from sales of the Company’s products. Accounts receivable are periodically reviewed for collectibility and controlled through credit review and approvals, credit limits, days outstanding and monitoring. All overseas customers are required to wire transfer funds prior to shipment. Allowance for doubtful accounts amounted to $350 at September 30, 2005.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (Continued)

(g)	Inventories:

Inventories are stated at the lower of cost or market (first-in, first-out basis) and include purchased raw materials, work-in-process and finished goods.

(h)	Property and Equipment:

Property and equipment are stated at cost less accumulated depreciation. When property assets are sold or retired, the cost and related accumulated depreciation is eliminated from the accounts, and any resulting gain or loss is reflected in operations for the period. The costs of maintenance and repairs are charged to expense as incurred. Significant renewals and replacements which substantially extend the lives of the related assets are capitalized. Depreciation is provided on the straight line method over the estimated useful lives of the related assets ranging from 3 to 7 years. Depreciation expense charged to operations was $26,782 for the six month period ended September 30, 2005 and $29,027 for the six month period ended September 30, 2004.

(i)	Trade Secret:

The trade secret of the formula/formulation at the time acquired by the Company in 1996 was based upon the valuation of the development costs and other related charges and was acquired in exchange for a portion of founder shares of the Company’s common stock and for future royalty payments from related product sales.

(j)	Product Development:

In accordance with Statement of Financial Accounting Standards No.2 Accounting for Research and Development Costs the Company has capitalized direct expenses incurred in the development of product. These costs relate to development activities which are applicable to future products which have yet to be commercialized. In accordance with Financial Accounting Standards No. 142 Goodwill and Other Intangible Assets the product development costs are amortized over a 20 year life through August 2021. Amortization expense was $20,078 for the six month period ending September 30, 2005 and September 30, 2004.

(k)	Impairment of Long Lived Assts:

The Company assesses potential impairment of its long-lived assets, which include its property and equipment and its identifiable intangibles such as its trade secrets and product development costs under the guidance of Statement of Financial Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets. Once annually, or as events or circumstances indicate that an asset may be impaired, the Company assesses potential impairment of its long lived assets. The Company determines impairment by measuring the undiscounted future cash flows generated by the assets, comparing the result to the assets’ carrying value and adjusting the assets to the lower of their carrying value to fair value and charging current operations for any measured impairment.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (Continued)

(l)	Earnings Per Share:

The Company has adopted Statement of Financial Accounting Standards No. 128 Earnings Per Share, which modified the calculation of earnings per share (“EPS”). This statement replaced the previous presentation of primary and fully diluted EPS to basic and diluted EPS. Basic EPS is computed by dividing income available to stockholders by the weighted average number of shares outstanding for the period. Diluted EPS includes the dilution of stock equivalents, and is computed similarly to fully diluted EPS pursuant to Accounting Principles Board (APB) Opinion 15.

(m)	Stock Based Compensation:

The Company applies Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees (“APB 25”) and related interpretations in accounting for its stock-based compensation plans. Under APB 25, compensation expense for stock option and award plans is recognized as the difference between the fair values of the stock at the date of grant less the amount, if any, the employee or director is required to pay. Certain operating officers have been issued shares of the Company’s stock as part of their compensation under employment agreements. This compensation is earned by the officers and charged to operations over the term of the agreements. Certain non-employees have been awarded stock and options to purchase stock in lieu of compensation. The intrinsic values of the stock and options at the time of grant have been charged to operations.

(n)	Income Taxes:

Deferred tax assets and liabilities are determined using enacted tax rates for the effects of net operating losses and temporary differences between the book and tax bases of assets and liabilities. The Company records a valuation allowance on deferred tax assets to reflect the expected future tax benefits to be realized. In determining the appropriate valuation allowance, certain judgments are made relating to recoverability of deferred tax assets, uses of tax loss carryforwards, level of expected taxable income and available tax planning strategies. These judgments are routinely reviewed by management.

(o)	Comprehensive Income:

The Company has adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. SFAS 130 establishes rules for the reporting and display of comprehensive income and its components; however the adoption of this statement had no impact on the Company’s net income or stockholders’ equity (deficiency). SFAS 130 requires unrealized gains or losses and foreign currency translation adjustments, if any, which, prior to the adoption were reported separately in stockholders’ equity, to be included in other comprehensive income.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (Continued)

(p)	Contingent Liability Policy:

In accordance with Statement of Financial Accounting Standards Interpretation (“FIN”) 14, the Company may have certain contingent liabilities with respect to material existing or potential claims, lawsuits and other proceedings. The Company accrues liabilities when it is probable that future costs will be incurred and such costs can be measured.

(q)	Recently Issued Accounting Pronouncements:

In December 2004 the Financial Accounting Standards Board (”FASB”) revised Statement of Financial Accounting Standards (“SFAS”) No. 123, Share-Based Payment that will require the Company to expense costs related to share-based payment transactions with employees. With limited exceptions, SFAS No. 123 (R) requires that the fair value of share-based payments to employees be expensed over the period service is received, normally over the award’s vesting period. SFAS 123 (R) becomes mandatorily effective for the Company on December 15, 2005. The Company intends to adopt this standard using the modified method of transition. This method requires that issued financial statements be restated on amounts previously calculated and reported in the pro forma footnote disclosures required by SFAS No. 123.

In December 2004 The FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No.29, effective for nonmonetary asset exchanges occurring in the fiscal year beginning April 1, 2006. SFAS No 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material impact on the Company’s financial statements.

In November 2004 The FASB issued SFAS No. 151, Inventory Costs, an Amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires certain abnormal expenditures to be recognized as expenses in the current period. It also requires that the amount of fixed production overhead allocated to inventory be based on the normal capacity of the production facilities. The standard is effective for the fiscal year beginning April 1, 2006. It is not expected that SFAS No. 151 will have a material effect on the Company’s financial statements.

In May 2003 the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. It establishes classification and measurement standards for certain freestanding financial instruments that have characteristics of both liabilities and equity. Instruments within the scope of SFAS No. 150 must be classified as liabilities and be reported at settlement date value. In addition, certain provisions of FASB No. 150 were deferred by FSP No. SFAS 150-3 for certain minority interests in consolidated finite-lived entities. The adoption of SFAS No. 150, as modified by FSP No. SFAS 150-3, did not have a material effect on the accompanying financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (Continued)

(r)	Advertising Costs:

The Company incurred $-0- in advertising and promotional expenses for the six month period ended September 30, 2005 and $46,074 for the six period ended September 30, 2004.

(s)	Shipping Costs:

Shipping costs billed to the Company’s customers are offset against shipping costs incurred which in turn are charged to operations in the six month period ended September 30, 2005 and 2004.

NOTE 3 - INVENTORIES.

Inventories consist of the following:

Sept 30, 2005

Raw Materials	$195,989
Work In Process	0
Finished Goods	46,620
Total	$242,609

NOTE 4 -  ACCRUED EXPENSES.

The elements of accrued expenses are as follows:

Sept 30, 2005
Severance Payable to former CEO	$0
Customer Advances	94,768
Accrued Vacation Pay	47,074
Interest	149,490
Other	12,465
Total	$303,797

NOTE 4 - ACCRUED EXPENSES (Continued)

In September 2005 The Company and the Company’s former CEO negotiated a settlement on moneys contractually due the CEO. The negotiation resulted in a reduction of Company liabilities of $443,528 and correspondingly a reduction in year to date operating expenses of $443,528.

NOTE 5 - NOTES PAYABLE.

(a)	Convertible Notes:

In addition to the promissory notes sold prior to March 31, 2005 the Company has entered into the following transactions:

On May 13, 2005 the Company sold one $145,000 9% convertible note, convertible into common shares of an acquiring company’s common stock at the offering price of a PIPE financing by an acquiring company.

On June 9, 2005 the Company sold one $205,000 9% convertible note, convertible into common shares of an acquiring company’s common stock at the offering price of a PIPE financing by an acquiring company.

On September 2, 2005 the Company sold one $50,000 9% convertible note, convertible into common shares of an acquiring company’s common stock at the offering price of a PIPE financing by an acquiring company.

On September 23, 2005 the Company sold one $60,000 9% convertible note, convertible into common shares of an acquiring company’s common stock at the offering price of a PIPE financing by an acquiring company.

The unpaid interest on these and prior convertible promissory notes was $92,154 and $61,878 at September 30 and June 30, 2005 respectively.

(b)	Other:

On August 25, 1999 the Company issued an unsecured 5% $45,000 note to a former director in exchange for services rendered by him as a director through June 30, 1999. The note is subordinated to all non-officer or director debt issued subsequent to the issuance date of this note. Repayment of this note cannot exceed 10% of retained earnings which, since issuance date, has been negative. Accordingly, this note is classified as long term debt in the financial statements. Accrued interest on this note was $17,638 and $17,071 at September 30 and June 30, 2005 respectively.

On July 20, 2001 the Company issued two unsecured 5% notes totaling $380,399 to its current CFO and former CEO, respectively, for unpaid salaries incurred through that date. The notes and applicable accrued interest incurred since December 31, 2002 are in arrears. The unpaid interest on these notes was $57,336 at September 30, 2005.

NOTE 6 - DUE TO OFFICERS.

The amounts due to the former CEO for unpaid payroll which was negotiated to $-0- in September 2005, see Note 4 above.

NOTE 7 - INCOME TAXES.

At September 30, 2005 the Company has net operating loss carryforwards amounting to approximately $14.5 million available to reduce future taxable income expiring through the year 2017. Management is unable to determine if the utilization of the future tax benefit is more likely than not and, accordingly, the tax asset of approximately $4,900,000 has been fully reserved.

NOTE 8 - CAPITAL STOCK.

The Company has 25,000,000 shares of $.50 par value common stock and 10,000,000 shares of $.50 par value Class A preferred stock at September 30, 2005. The Company has, since inception issued its common and Series A preferred stock for cash and services rendered. In addition, the Company has issued its preferred stock upon exercise of conversion features inherent in its issues of convertible debt. Each share of each classification of stock has equal voting rights. The Series A preferred stock has preferential rights to Company assets, contains a liquidation preference of $10 per share and is convertible into one share of common stock.

On May 23, 1996 the Company issued 3,200,000 shares of its common stock to two founders in exchange for its trade secret and certain furniture and equipment. The deemed fair value of the transaction was $1,456,000, or $1,400,000 for the trade secret and $56,000 for the furniture and equipment. On June 4, 1999 the Company purchased 2,400,000 shares of common stock from one founder for $10,000 debt forgiveness and the right to distribute Company products in Mexico on a non-exclusive basis, such right expiring calendar 2000.

On January 31, 2001 the Company issued 22,500 shares of its common stock upon conversion of a $45,000 note. On March 15, 2002 the Company issued 200,000 shares of its common stock upon conversion of four $62,500 notes. On July 31, 2001 the Company issued 225,533 of its Series A preferred stock upon a note and accrued interest conversion totaling $1,127,665. On August 8, 2002 the Company issued 289,728 of its Series A preferred stock upon conversion of two notes and accrued interest totaling $1,448,640. In February 2004, the Company issued 20,600 shares of its Series A preferred stock upon conversion of one note plus accrued interest totaling $103,000. On March 11, 2004, the Company issued 745,856 shares of its Series A preferred stock upon conversion of seven notes and accrued interest totaling $3,729,280.

NOTE 9 - SHARE BASED COMPENSATION AND OTHER BENEFIT PLANS.

In 2002 the Board of Directors and Shareholders approved a qualified Incentive Stock Option Plan which provides for the granting of 1,000,000 shares of common stock in the form of stock options for directors, officers, employees, consultants and other independent contractors. Options are to be granted at an exercise price not less than 100% of the fair value of the Company’s common stock at date of grant. The number of shares granted,

NOTE 9 - SHARE BASED COMPENSATION AND OTHER BENEFIT PLANS (continued)

terms of exercise and expiration dates are to be decided at the date of grant of each option by the Company’s Board of Directors. The Company recognized $74,185 and $23,322 in expense, net of tax, for the years ended March 31, 2005 and 2004, respectively, for options granted to non employees and non employee directors. The fair value of each option grant was estimated on the date of grant using the Black-Sholes option-pricing model with weighted average assumptions identical to those used for options granted to employees, using a risk-free interest rate of 6%, a 0% dividend rate and a volatility of 100%. No compensation for such plans has been calculated for the current fiscal year through September 30, 2005 as there has been no granting of additional options for common or preferred shares during that time period.

The Company has issued warrants for its common and Series A preferred stock in association with debt financing, services performed and certain employment agreements. All warrants are exercisable at a per share price determined by the Board of Directors to be equal to the fair market value of the underlying stock at time of issuance of the warrants.

SFAS No. 123 No. Accounting for Stock-based Compensation defines a fair value method of accounting for an employee stock option. SFAS No. 123 allows a company to continue to measure compensation for these plans using APB No. 25 and related interpretations. The Company has elected to use APB No. 25 to account for its employee stock option plan for the current fiscal year.

In December 2004 the FASB issued Statement No. 123(R) Share-Based Payment, to be effective for interim or annual periods beginning after December 15, 2005, thereby becoming effective for the Company in the first quarter of fiscal 2006. Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized as an operating expense in the statement of operations. The cost is recognized over the requisite service period based on fair values measured on grant dates. The new standard may be adopted using either the modified prospective transition method or the modified retrospective method. No compensation cost has been recognized for options issued to employees as no options have been issued during the fiscal year through September 30, 2005. The Company is currently evaluating its share-based employee compensation programs, the potential impact of this statement on the financial position and results of operations, and the alternative adoption methods.

NOTE 10 - EARNINGS PER SHARE.

The computation of earnings per share for the six month period ending September 30, 2005 and 2004 are as shown on the following page:

NOTE 10 - EARNINGS PER SHARE (Continued)

	Six Months Ended
	09/30/05	9/30/2004
Numerator:
Net profit (loss) applicable to stock	($214,315)	($1,119,382)

Denominator:
Average outstanding shares used in the computation of per share earnings:

Stock Issued - Basic Shares (1)	3,690,151	3,624,615
Stock Rights Outstanding	2,133,857	2,003,406
Diluted Shares	5,824,008	5,628,021

Profit (Loss) per Share:
Basic	($0.06)	($0.31)
Diluted	($0.06)	($0.31)

(1)
Where there is a period loss, the basic calculation of earnings per share is used since using diluted shares would be anti-dilutive. Preferred shares convert to common shares at a rate of 1.057 to 1.000

NOTE 11 - COMMITMENTS AND CONTINGENCIES.

(a)	Leases:

The Company currently occupies its premises for its general offices, warehouse and laboratory in Santa Clara, California under an operating lease for a total of $6,210 per month plus certain related costs. This lease expires October 31, 2005.

The Company leased equipment under a capital lease which expired in July 2005. In addition, the Company leases certain office equipment under two leases for approximately $350 per month, expiring in November 2005.

(b)	Litigation:

The Company from time to time is involved in litigation in the normal course of business. The company does not believe the outcome of any current litigation to be material to its financial condition or results of operations.